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                                                                    EXHIBIT 99.3



                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Gregory L.Ridler, hereby consent to be named as a person about to become a director of Sky Financial Group, Inc. in the registration statement on Form S-4 of Sky Financial Group, Inc., dated July 21, 1999.



Dated: July 21, 1999                     /s/ Gregory L. Ridler
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                                        Gregory L. Ridler